                                                                   Exhibit 4.3.1

                                    INDENTURE



                                     Between



                          DAY INTERNATIONAL GROUP, INC.

                             DAY INTERNATIONAL, INC.

                                       AND

                              THE BANK OF NEW YORK



                           Dated as of March 18, 1998

                              CROSS-REFERENCE TABLE

TIA                                                              Indenture
Section                                                          Section
-------                                                          ---------

310(a)(1).......................................................  7.10
   (a)(2).......................................................  7.10
   (a)(3).......................................................  N.A.
   (a)(4).......................................................  N.A.
   (a)(5) ......................................................  N.A.
   (b)..........................................................  7.8; 7.10
   (c)..........................................................  N.A.
311(a)..........................................................  7.11
   (b)..........................................................  7.11
   (c)..........................................................  N.A.
312(a)..........................................................  2.5
   (b)..........................................................  12.3
   (c)..........................................................  12.3
313(a)..........................................................  7.6
   (b)(1).......................................................  N.A.
   (b)(2).......................................................  7.6
   (c)..........................................................  12.2
   (d)..........................................................  7.6
314(a)..........................................................  4.2; 4.9; 12.2
   (b)..........................................................  N.A.
   (c)(1).......................................................  12.4
   (c)(2).......................................................  12.4
   (c)(3).......................................................  N.A.
   (d)..........................................................  N.A.
   (e)..........................................................  12.5
   (f)..........................................................  4.9
315(a)(1).......................................................  7.1
315(a)(2).......................................................  7.1
   (b)..........................................................  7.5; 12.2
   (c)..........................................................  7.1
   (d)..........................................................  7.1
   (e)..........................................................  6.11
316(a)(last sentence)...........................................  12.6
   (a)(1)(A)....................................................  6.5
   (a)(1)(B)....................................................  6.4
   (a)(2).......................................................  N.A.
   (b)..........................................................  6.7
   (c)..........................................................  6.10

317(a)(1).......................................................  6.8
   (a)(2).......................................................  6.9
   (b)..........................................................  2.4
318(a)..........................................................  12.1

                           N.A. means Not Applicable.


----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS



                                                                                                  Page
                                   ARTICLE 1

                      Definitions and Incorporation by Reference.................................   1
SECTION 1.1.  Definitions........................................................................   1
SECTION 1.2.   Other Definitions.................................................................  23
SECTION 1.3.  Incorporation by Reference of Trust Indenture Act..................................  24
SECTION 1.4.  Rules of Construction..............................................................  24

                                   ARTICLE 2

                                    The Securities...............................................  25
SECTION 2.1.  Form, Dating.......................................................................  25
SECTION 2.2.  Execution and Authentication.......................................................  31
SECTION 2.3.  Registrar and Paying Agent.........................................................  32
SECTION 2.4.  Paying To Hold Money in Trust......................................................  32
SECTION 2.5.  Securityholder Lists...............................................................  33
SECTION 2.6.  Transfer and Exchange..............................................................  33
SECTION 2.7.  Form of Certificate to be Delivered in Connection with Transfers to
               Institutional Accredited Investors................................................  36
SECTION 2.8.  Form of Certificate to be Delivered in Connection with Transfers
               Pursuant to Regulation S..........................................................  38
SECTION 2.9.  Mutilated, Destroyed, Lost or Stolen Securities....................................  39
SECTION 2.10.  Outstanding Securities............................................................  40
SECTION 2.11.  Temporary Securities..............................................................  40
SECTION 2.12.  Cancellation......................................................................  40
SECTION 2.13.  Payment of Interest; Defaulted Interest...........................................  40
SECTION 2.14.  Computation of Interest...........................................................  42
SECTION 2.15.  CUSIP Numbers.....................................................................  42

                                   ARTICLE 3

                                      Redemption.................................................  42
SECTION 3.1.  Notices to Trustee.................................................................  42
SECTION 3.2.  Selection of Securities To Be Redeemed.............................................  42
SECTION 3.3.  Notice of Redemption...............................................................  43
SECTION 3.4.  Effect of Notice of Redemption.....................................................  43

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
                                                                                                  Page
                                                                                                  ----
SECTION 3.5.  Deposit of Redemption Price........................................................  44
SECTION 3.6.  Securities Redeemed in Part........................................................  44
SECTION 3.7.  Optional Redemption................................................................  44

                                   ARTICLE 4

                                       Covenants.................................................  45
SECTION 4.1.  Payment of Securities..............................................................  45
SECTION 4.2.  SEC Reports........................................................................  45
SECTION 4.3.  Limitation on Indebtedness.........................................................  45
SECTION 4.4.  Limitation on Restricted Payments..................................................  49
SECTION 4.5.  Limitation on Restrictions on Distributions from Restricted
               Subsidiaries......................................................................  53
SECTION 4.6.  Limitation on Sales of Assets......................................................  55
SECTION 4.7.  Limitation on Transactions with Affiliates.  ......................................  57
SECTION 4.8.  Change of Control..................................................................  58
SECTION 4.9.  Compliance Certificate; Notice of Default..........................................  60
SECTION 4.10.  [Intentionally omitted............................................................  60
SECTION 4.11.  Limitation on Liens...............................................................  60
SECTION 4.12.  Additional Note Guarantors........................................................  60
SECTION 4.13.  Limitation on the Sale or Issuance of Preferred Stock of Restricted
               Subsidiaries......................................................................  61
SECTION 4.14.  Limitation on Layering............................................................  61

                                   ARTICLE 5

                                   Successor Company.............................................  62
SECTION 5.1.  When Company May Merge or Transfer Assets..........................................  62

                                   ARTICLE 6

                                 Defaults and Remedies...........................................  63
SECTION 6.1.  Events of Default..................................................................  63
SECTION 6.2.  Acceleration.......................................................................  65
SECTION 6.3.  Other Remedies.....................................................................  65
SECTION 6.4.  Waiver of Past Defaults............................................................  65
SECTION 6.5.  Control by Majority................................................................  65
SECTION 6.6.  Limitation on Suits................................................................  66
SECTION 6.7.  Rights of Holders to Receive Payment...............................................  66

                                                                                                  Page
                                                                                                  ----
SECTION 6.8.  Collection Suit by Trustee.........................................................  66
SECTION 6.9.  Trustee May File Proofs of Claim...................................................  66
SECTION 6.10.  Priorities........................................................................  67
SECTION 6.11.  Undertaking for Costs.............................................................  67
SECTION 6.12.  Waiver of Stay or Extension Laws..................................................  67

                                   ARTICLE 7

                                        Trustee..................................................  68
SECTION 7.1.  Duties of Trustee..................................................................  68
SECTION 7.2.  Rights of Trustee..................................................................  69
SECTION 7.3.  Individual Rights of Trustee.......................................................  70
SECTION 7.4.  Trustee's Disclaimer...............................................................  70
SECTION 7.5.  Notice of Defaults.................................................................  70
SECTION 7.6.  Reports by Trustee to Holders......................................................  71
SECTION 7.7.  Compensation and Indemnity.........................................................  71
SECTION 7.8.  Replacement of Trustee.............................................................  72
SECTION 7.9.  Successor Trustee by Merger........................................................  73
SECTION 7.10.  Eligibility; Disqualification.....................................................  73
SECTION 7.11.  Preferential Collection of Claims Against Company.................................  73
SECTION 7.12.  Not Responsible for Recitals or Issuance of Securities............................  73

                                    ARTICLE 8 ...................................................  73

                                      Discharge of Indenture; Defeasance ........................  73
SECTION 8.1.  Discharge of Liability on Securities; Defeasance...................................  73
SECTION 8.2.  Conditions to Defeasance...........................................................  74
SECTION 8.3.  Application of Trust Money.........................................................  75
SECTION 8.4.  Repayment to Company...............................................................  76
SECTION 8.5.  Indemnity for Government Obligations...............................................  76
SECTION 8.6.  Reinstatement......................................................................  76

                                   ARTICLE 9

                                      Amendments.................................................  76
SECTION 9.1.  Without Consent of Holders.........................................................  76
SECTION 9.2.  With Consent of Holders............................................................  77
SECTION 9.3.  Compliance with Trust Indenture Act................................................  78

                                                                                                  Page
SECTION 9.4.  Effect of Amendment; Revocation and Effect of Consents and Waivers.................  78
SECTION 9.5.  Notation on or Exchange of Securities..............................................  79
SECTION 9.6.  Trustee To Sign Amendments.........................................................  79
SECTION 9.7.  Payment for Consent................................................................  79

                                   ARTICLE 10

                                     Subordination...............................................  80
SECTION 10.1.  Agreement To Subordinate..........................................................  80
SECTION 10.2.  Liquidation, Dissolution, Bankruptcy..............................................  80
SECTION 10.3.  Default on Senior Indebtedness....................................................  80
SECTION 10.4.  Acceleration of Payment of Securities.............................................  81
SECTION 10.5.  When a Distribution Must Be Paid Over.............................................  81
SECTION 10.6.  Subrogation.......................................................................  81
SECTION 10.7.  Relative Rights...................................................................  82
SECTION 10.8.  Subordination May Not Be Impaired by Company......................................  82
SECTION 10.9.  Rights of Trustee and Paying Agent................................................  82
SECTION 10.10.  Distribution or Notice to Representative.........................................  82
SECTION 10.11.  Article 10 Not To Prevent Events of Default or Limit Right To
               Accelerate........................................................................  83
SECTION 10.12.  Trust Moneys Not Subordinated....................................................  83
SECTION 10.13.  Trustee Entitled To Rely.........................................................  83
SECTION 10.14.  Trustee To Effectuate Subordination..............................................  83
SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Indebtedness.........................  83
SECTION 10.16.  Reliance by Holders of Senior Indebtedness on Subordination Provisions...........  84
SECTION 10.17.  Trustee's Compensation Not Prejudiced............................................  84

                                   ARTICLE 11

                                       Guarantee.................................................  84
SECTION 11.1.  Guarantee.........................................................................  84
SECTION 11.2.  Limitation on Liability; Termination, Release and Discharge.......................  86
SECTION 11.3.  Subordination.....................................................................  86

                                                                                                  Page
                                   ARTICLE 12

                                     Miscellaneous...............................................  87
SECTION 12.1.  Trust Indenture Act Controls......................................................  87
SECTION 12.2.  Notices...........................................................................  87
SECTION 12.3.  Communication by Holders with Other Holders.......................................  88
SECTION 12.4.  Certificate and Opinion as to Conditions Precedent................................  88
SECTION 12.5.  Statements Required in Certificate or Opinion.....................................  89
SECTION 12.6.  When Securities Disregarded.......................................................  89
SECTION 12.7.  Acts of Holders; Rules by Trustee, Paying Agent and Registrar.....................  89
SECTION 12.8.  Legal Holidays....................................................................  90
SECTION 12.9.  Governing Law.....................................................................  90
SECTION 12.10.  No Recourse Against Others.......................................................  90
SECTION 12.11.  Successors.......................................................................  90
SECTION 12.12.  Multiple Originals...............................................................  90
SECTION 12.13.  Table of Contents; Headings......................................................  90
SECTION 12.14.  Separability.....................................................................  90
SECTION 12.15.  Benefits of Indenture............................................................  90

                  INDENTURE dated as of March 18, 1998, between Day International Group, Inc., a Delaware corporation (the "Company"), Day International, Inc., a Delaware corporation ("Day") and The Bank of New York, a New York banking corporation (the "Trustee").

                  For good and valuable consideration, the receipt of which is hereby acknowledged, each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9 1/2% Senior Subordinated Notes due 2008 (the "Initial Securities") and, when and if issued as provided in the Registration Rights Agreement of even date herewith, the Company's 9 1/2% Senior Subordinated Notes due 2008, issued in exchange for the Initial Securities (the "Exchange Securities," and together with the Initial Securities, the "Securities").


                                    ARTICLE 1

                   Definitions and Incorporation by Reference

                  SECTION 1.1.  Definitions.

                  The "Acquisition" means the acquisition by GSD and SG of approximately 93.9% of the common stock of the Company (on a fully-diluted basis) from American Industrial Partners Capital Fund, L.P., American Industrial Partners Capital Fund II, L.P. (together, "AIP"), certain affiliates of AIP and certain management stockholders of the Company on January 16, 1998.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Premium" means, with respect to a Security at any Redemption Date, the greater of (i) 1.0% of the then outstanding principal amount of such Security and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Security at March 15, 2003 plus (2) all required interest and principal payments (excluding accrued but unpaid interest) due on such Security through March 15, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Security.

                  "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of inventory, equipment, obsolete assets or surplus personal property in the ordinary course of business, (iii) the sale of Cash Equivalents in the ordinary course of business, (iv) dispositions with a fair market value not exceeding $500,000 in the aggregate in any fiscal year, (v) the sale or discount (with or without recourse, and on commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (vi) the licensing of intellectual property in the ordinary course of business, (vii) for purposes of
Section 4.6 only, a disposition subject to Section 4.4 or (viii) a disposition of property or assets that is governed by Section 5.1.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Exchangeable Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Exchangeable Preferred Stock multiplied by the amount of such payment by
(ii) the sum of all such payments.

                  "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Senior Secured Credit Facility, including without limitation principal, premium (if any), interest

(including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

                  "Cash Equivalents" means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under the Senior Credit Agreement or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended.

                  "Change of Control" means the occurrence of any of the following events:

                  (i) prior to the first public offering of Voting Stock of the Company, either (x) Permitted Holders cease to be the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, or (y) Permitted Holders cease to be entitled by voting power, contract or otherwise to elect or cause the election of directors of the Company having a majority of the total voting power of the Board of Directors, in each case, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity" held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Stock of the parent entity);

                  (ii) following the first public offering of Voting Stock of the Company, any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than 35% of the Voting Stock of the Company, provided that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; or

                  (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means Day International Group, Inc., a Delaware corporation and any successor thereto.

                  The "Consent Solicitation" means the Company's solicitation of consent of the registered holders of at least a majority in principal amount of the Company's outstanding 2005 Notes to adopt the Proposed Amendments contained in, and as defined in, the Company's Consent Solicitation Statement dated February 20, 1998.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis; provided, however, that:

                  (1) if the Company or any Restricted Subsidiary (x) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on
         (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period,

                  (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition of any company or any business or any group of assets constituting an operating unit of a business, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

                  (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company or any business or any group of assets constituting an operating unit of a business, including any such acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

                  (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

                  For purposes of this definition, whenever pro forma effect is to be given to an Asset Disposition, Investment or acquisition of assets, or any transaction governed by the provisions of Article 5, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, defeased or otherwise discharged in connection therewith, the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting Officer of the Company, based on reasonable assumptions. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness which is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

                  "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries, the Company and its consolidated Restricted Subsidiaries, determined in accordance with GAAP, minus, to the extent included in such interest expense, amortization or write-off of financing costs, and plus, to the extent incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, without duplication, (i) interest expense attributable to Capitalized Lease Obligations and the interest component of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease, in accordance with GAAP, (ii) amortization of debt discount, (iii) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, (iv) non-cash interest expense, (v) net costs associated with Hedging Obligations, (vi) cash dividends in respect of all Preferred Stock of the Company and its Restricted Subsidiaries and Disqualified Stock of the Company, in each case held by Persons other than the Company or a Restricted Subsidiary; and (vii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest to any Person (other than the Company or any Restricted Subsidiary) on Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

                  "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its Restricted Subsidiaries, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

                  (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,

                  (ii) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

                  (iii) any net income (loss) of any Restricted Subsidiary that is not a Note Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

                  (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

                  (v) any extraordinary gain or loss, and

                  (vi) the cumulative effect of a change in accounting principles.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements) as to which such Person is a party or a beneficiary.

                  "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default as defined in
Section 6.1.

                  "Definitive Securities" means Securities that are substantially in the form of Exhibit A or Exhibit B attached hereto that do not include the information called for by footnote 1 thereof.

                  "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depository" shall mean or include such successor.

                  "Designated Senior Indebtedness" means (i) the Bank Indebtedness, (ii) the 2005 Notes and (iii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable at the option of the Holder) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock at the option of the Holder or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day after the Stated Maturity of the Securities. For avoidance of doubt, the Exchangeable Preferred Stock shall not be deemed Disqualified Stock.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

                  "EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense and (iv) amortization of intangibles and other non-cash charges or non-cash losses.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Debentures" means the 12 1/4% Exchange Debentures of the Company due March 15, 2010 and any Exchange Debentures issued as payment in kind interest thereon.

                  "Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

                  "Exchangeable Preferred Stock" means the 12 1/4% Senior Exchangeable Preferred Stock of the Company due March 15, 2010 and any Exchangeable Preferred Stock issued as payment of dividends thereon.

                  "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

                  "G-IV" means Greenwich IV, LLC, a Delaware limited liability company, and any successor in interest thereto.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Consolidated Interest Expense," "Consolidated Net Income" and "EBITDA," all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession all ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

                  "Global Security" means a Security that is substantially in the form of Exhibit A or Exhibit B hereto that includes the information called for by footnote 1 thereof.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GSCP" means Greenwich Street Capital Partners, Inc., a Delaware corporation, and any successor thereto.

                  "GSD" means GSD Acquisition Corp., a Delaware corporation.

                  "GSD Credit Facility" means a $140.0 million credit facility provided to GSD by Societe Generale.

                  "GSD Liquidation" means the liquidation of GSD.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other nonfinancial obligation of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or such other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor Senior Indebtedness" means the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (i) any Guarantee of the Bank Indebtedness by such Note Guarantor and all other Guarantees by such Note Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness for any other Note Guarantor; and (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Note Guarantor regardless of whether postfiling interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Note Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the obligations of such Note Guarantor under the Note Guarantee; provided, however, that Guarantor Senior Indebtedness shall not include (1) any obligations of such Note Guarantor to the Note Guarantor or any other Subsidiary of the Note Guarantor, (2) any liability for Federal, state, local, foreign or other taxes owed or owing by such Note Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Note Guarantor that is expressly subordinate in right of payment to any of the Indebtedness of such Note Guarantor, including any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Note Guarantor or (5) any Capital Stock.

                  "Guarantor Senior Subordinated Indebtedness" means, with respect to a Note Guarantor, the obligations of such Note Guarantor under the Note Guarantee and any other Indebtedness of such Note Guarantor that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Note Guarantor under the Note Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Note Guarantor which is not Guarantor Senior Indebtedness of such Note Guarantor.

                  "Guarantor Subordinated Obligation" means, with respect to a Note Guarantor, any Indebtedness of such Note Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Note Guarantor under the Note Guarantee pursuant to a written agreement.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered in the Register.

                  "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional

Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (i) the principal of indebtedness of such Person for borrowed money,

                  (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

                  (iii) all reimbursement obligations of such Person (including reimbursement obligations) in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

                  (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto or the completion of such services,

                  (v) all Capitalized Lease Obligations and Attributable Debt of such Person,

                  (vi) Disqualified Stock of the Company and Preferred Stock of a Subsidiary (to the extent held by a Person other than the Company or a Restricted Subsidiary), but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if such Capital Stock has no such fixed price, to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors of the issuer of such Capital Stock),

                  (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

                  (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and

                  (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

                  The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, or otherwise in accordance with GAAP.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Initial Purchaser" means Societe Generale Securities Corporation.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements) as to which such Person is party or a beneficiary.

                  "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.4, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                  "Issue Date" means the date on which the Securities are originally issued.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Management Agreements" means, collectively, the Consulting Agreement, the Fee Agreement and the Indemnification Agreement, each between the Company, GSCP and SGCP (and their permitted successors and assigns thereunder), as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

                  "Management Investors" means the officers, directors, employees and other members of the management of the Company or any of its Subsidiaries, or family members or relatives thereof, or trusts for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company.

                  "Management Stock" means Capital Stock of the Company, or options, warrants or other rights in respect thereof, held by any of the Management Investors.

                  "Moody's" means Moody's Investors Service, Inc., and its successors.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) appropriate amounts to be provided as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds," with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

                  "Note Guarantee" means each of (i) Day's guarantee pursuant to Section __ and (ii) any guarantee that may from time to time be executed and delivered by a Subsidiary of the Company pursuant to Section 4.12.

                  "Note Guarantor" means each of (i) Day and (ii) any other Subsidiary that has issued a Note Guarantee.

                  The "Offering" means the Company's offering of the Securities and the Exchangeable Preferred Stock pursuant to the Purchase Agreement.

                  "Officer" means the President, Chief Financial Officer, any Vice President, Controller or Treasurer of the Company.

                  "Officer's Certificate" means a certificate signed by one Officer.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Holder" means any of the following: (i) GSCP, SGCP, and their respective Affiliates; provided that "Permitted Holders" in any event shall include Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd., The Travelers Insurance Company, The Travelers Life and Annuity Company, TRV Employees Fund, Inc., Smith Barney Company Inc. and their respective Affiliates; any other investment fund or vehicle managed, sponsored or advised by GSCP, the Travelers Insurance Company, the Travelers Life and Annuity Company, Smith Barney Company, Inc. or any of their respective Affiliates; and (ii) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's capital stock.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

                  (i) a Restricted Subsidiary, the Company or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

                  (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

                  (iii) Cash Equivalents;

                  (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (v) securities or other Investments received as consideration in sales or other dispositions of property or assets, including Asset Dispositions made in compliance with Section 4.6;

                  (vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

                  (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

                  (viii) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which obligations are Incurred in compliance with Section 4.3;

                  (ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens"; and

                  (x) other Investments in an aggregate amount outstanding at any time not to exceed $12.5 million.

                  "Permitted Liens" means:

                  (a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

                  (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

                  (c) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

                  (d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

                  (f) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue
         Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

                  (g) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

                  (h) Liens securing Hedging Obligations Incurred in compliance with Section 4.3;

                  (i) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

                  (j) leases, subleases, licenses or sublicenses to third parties;

                  (k) Liens securing (x) Indebtedness Incurred in compliance with clause (b)(i), (b)(ii), (b)(v) or (b)(vii) of Section 4.3, or clause (b)(iv) thereof (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof) or (y) Bank Indebtedness;

                  (l) Liens on properties or assets (1) of the Company or any Note Guarantor securing Senior Indebtedness or Guarantor Senior Indebtedness, (2) of any Wholly Owned Subsidiary that is not a Note Guarantor securing Indebtedness of any Wholly Owned Subsidiary that is not a Note Guarantor or (3) of any Restricted Subsidiary that is not a Note Guarantor securing its Indebtedness;

                  (m) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

                  (n) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

                  (o) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

                  (p) Liens securing the Securities; and

                  (q) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

                  "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act (whether alone or in conjunction with any secondary public offering).

                  "Public Market" means any time after a Public Equity Offering has been consummated and either (x) at least 10% of the total issued and outstanding common stock (or equivalent equity interests) of the Company has been distributed by means of an effective registration statement under the Securities Act or (y) an established public trading market otherwise exists for any such common stock or equivalent equity interests.

                  "Purchase Agreement" means the Agreement, dated March 13, 1998, among the Company, the Initial Purchaser and Day, providing for the purchase by the Initial Purchaser of $115.0 million aggregate principal amount of the Company's 9 1/2% Senior Subordinated Notes due 2008 and $35.0 million aggregate liquidation preference of the Company's 12 1/4% Senior Exchangeable Preferred Stock due 2010.

                  "Redemption Date" means the date on which the Securities are optionally redeemed pursuant to Section 3.7.

                  "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," "refinanced" and "refinancing" as used in the Indenture shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums not in excess of the premiums called for in the documentation related to such Indebtedness so refinanced and other costs and expenses incurred in connection with such Refinancing Indebtedness; provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that refinances

Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated March 18, 1998, by and among the Initial Purchaser, the Company and Day, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

                  "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the date of the Indenture, or that are reasonably related, complementary or incidental thereto.

                  "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

                  "Restricted Period" means the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Notes are offered to persons other than distributors (as defined in Regulation S under the Securities
Act) and (B) the Issue Date.

                  "Restricted Securities Legend" means the Private Placement Legend set forth in clause (A) of Section 2.1(c) or the Regulation S Legend set forth in clause (B) of Section 2.1(c), as applicable.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Revolving Credit Facility" means the revolving credit facility under the Senior Secured Credit Facility (which may include any swing line or letter of credit facility or subfacility thereunder).

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases (x) between the Company and a Restricted Subsidiary or between or (y) required to be classified and accounted for as capitalized leases for financial reporting purposes in accordance with GAAP.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

                  "Securities Custodian" means the custodian with respect to the Global Security (as appointed by the Depository), or any successor entity thereto and shall initially be the Trustee.

                  "Senior Credit Agreement" means the senior secured credit agreement dated as of January 15, 1998, among the Company, the several lenders party thereto from time to time, Societe Generale Securities Corporation, as arranger, and Societe Generale, as administrative agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

                  "Senior Indebtedness" means the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (i) all obligations consisting of Bank Indebtedness; (ii) all obligations relating to the 2005 Notes; and (iii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Company, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (or Guarantee by the Company of any Indebtedness) that is expressly subordinate in right of payment to any other Indebtedness of the Company (or Guarantee by the Company of any Indebtedness) or (5) any Capital Stock. If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless will constitute Senior Indebtedness.

                  "Senior Secured Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise). Without limiting the generality of the foregoing, the term "Senior Secured Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder,
(iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

                  "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that (i) specifically provides that such Indebtedness is to rank pari passu with the Securities or is otherwise entitled "Senior Subordinated" Indebtedness and (ii) is not expressly subordinated by its terms in right of payment to any Indebtedness of the Company that is not Senior Indebtedness.

                  "SGCP" means SG Capital Partners, LLC, a Delaware limited liability company.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

                  "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter Incurred) which is expressly subordinate in right of payment to the Securities pursuant to a written agreement.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such person or (ii) one or more Subsidiaries of such Person.

                  "Term Loan Facility" means the term loan facilities provided under the Senior Secured Credit Facility.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa- 77bbbb) as in effect on the date of the Indenture, except as provided in Section 9.3.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to the Stated Maturity; provided, however, that if the period from the Redemption Date to the Stated Maturity is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to the Stated Maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "2005 Notes" means the Company's 11 1/8% Senior Subordinated Notes due 2005.

                  "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in any relevant jurisdiction.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.4. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur at least $1.00 of additional Indebtedness under Section 4.3(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares, or (in the case of any Foreign Subsidiary) to the extent required by applicable law) is owned by the Company or another Wholly Owned Subsidiary.

                  SECTION 1.2.   Other Definitions.

                                                                    Defined in
                                Term                                Section

"Affiliate Transaction" ......................................         4.7
"Bankruptcy Law" .............................................         6.1
"Blockage Notice" ............................................         10.3
"Company Order" ..............................................         2.2
"covenant defeasance option" .................................         8.1(b)
"Custodian" ..................................................         6.1
"Event of Default" ...........................................         6.1
"Excess Proceeds" ............................................         4.6
"Exchange Securities" ........................................
Recitals
"Fairness Opinion" ...........................................         4.7
"Initial Securities" .........................................
Recitals
"legal defeasance option" ....................................         8.1(b)
"Legal Holiday" ..............................................         11.8
"Offer" ......................................................         4.6
"Offer Period" ...............................................         4.6
"pay the Securities" .........................................         10.3
"Paying Agent" ...............................................         2.3
"Payment Blockage Period" ....................................         10.3
"Register"....................................................         2.3
"Registrar"...................................................         2.3
"Restricted Payment" .........................................         4.4
"Securities" .................................................
Recitals
"Securities Act" .............................................         2.1
"Successor Company" ..........................................         5.1

                  SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.4. Rules of Construction. (a) Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) as used herein, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. All computations determining compliance with financial covenants or terms, including definitions used therein, shall be prepared in accordance with generally accepted accounting principles in effect at the Issue Date, as and to the extent provided in the definition of the term "GAAP." If at any time the computations for determining compliance with such financial covenants or provisions relating thereto utilize generally accepted accounting principles different than those in effect at the Issue Date, the financial statements within which such computations are delivered shall be accompanied by a reconciliation statement with respect to such computations;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation; and

                  (5) words in the singular include the plural and words in the plural include the singular.

                  (b) Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.


                                    ARTICLE 2

                                 The Securities


                  SECTION 2.1. Form, Dating and Terms. (a) The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

                  Initial Securities offered and sold to qualified institutional buyers ("QIB"s) (as defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act")) in the United States of America (the "Rule 144A Securities") will be issued on the Issue Date in the form of a permanent global Security substantially in the form of Exhibit A, which is hereby incorporated by reference and expressly made a part of this Indenture (the "Restricted Rule 144A Global Security"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Rule 144A Global Security may be represented by more than one certificate, if so required by the Depository's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Restricted Rule 144A Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

                  Initial Securities offered and sold outside the United States of America (the "Regulation S Note") in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued in the form of a permanent global Security substantially in the form of Exhibit A (the "Restricted Regulation S Global Security") deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Regulation S Global Security may be represented by more than one certificate, if so required by the Depository's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Restricted Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

                  Initial Securities resold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) in the United States of America (the "Institutional Accredited Investor Note") will be issued in the form of a permanent global Security substantially in the form of Exhibit A (the "Restricted Institutional Accredited Investor Global Security") deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Institutional Accredited Investor Global Security may be represented by more than one certificate, if so required by the Depository's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Restricted Institutional Accredited Investor Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

                  Exchange Securities exchanged for interests in the Rule 144A Note, the Regulation S Note and the Institutional Accredited Investor Note will be issued in the form of a permanent global Note substantially in the form set forth in Exhibit B hereto, which is hereby incorporated by reference and expressly made a part of this Indenture, deposited with the Trustee as hereinafter provided, with the applicable legend set forth in Section 2.1(c) hereof (the "Exchange Global Note"). The Exchange Global Note may be represented by more than one certificate, if so required by the Depository's rules regarding the maximum principal amount to be represented by a single certificate.

                  The Restricted Rule 144A Global Security, the Restricted Regulation S Global Security, the Exchange Global Note and the Restricted Institutional Accredited Investor Global Security are sometimes collectively herein referred to as the "Global Securities."

                  The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer or other electronic funds transfer to an account located in the United States maintained by the payee, provided that the payee has given the Trustee appropriate wire instructions at least 15 days before the relevant payment date.

                  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibits A and B. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

                  (b) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

                  (c) Restrictive Legends. Unless and until (i) an Initial Security is sold under an effective registration statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement, (A) such Restricted Rule 144A Global Security and the Restricted Institutional Accredited Investor Global Security shall bear the following legend (the "Private Placement Legend") on the face thereof:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C)

         FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
         (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) PURSUANT TO CLAUSE (E), TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUSTEE A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A-1 TO THE OFFERING MEMORANDUM DATED MARCH 13, 1998. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH HEREON RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."; and

                  (B) the Restricted Regulation S Global Security shall bear the following legend (the "Regulation S Legend") on the face thereof:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),

         AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER
         (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR
         (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) PURSUANT TO CLAUSE (E), TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUSTEE A LETTER FROM THE TRANSFEREE

         SUBSTANTIALLY IN THE FORM OF ANNEX A-1 TO THE OFFERING MEMORANDUM DATED MARCH 13, 1998. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH HEREON RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED ON APRIL 26, 1998. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.".

                  The Global Securities, whether or not an Initial Security, shall bear the following legend on the face thereof:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

                  (d) Book-Entry Provisions. (1) This Section 2.1(d) shall apply only to Global Securities deposited with the Trustee, as custodian for the Depository.

                  (2) Each Global Security initially shall (x) be registered in the name of the Depository for such Global Security or the nominee of such Depository, (y) be delivered to the Trustee as custodian for such Depository and (z) bear legends as set forth in Section 2.1(c).

                  (3) Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (4) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (e) of this Section to beneficial owners who are required to hold Definitive Securities (as defined below), the Security Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

                  (5) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (e) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

                  (e) Definitive Securities. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive certificated Securities ("Definitive Securities"). If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with the Depository's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or the Depository ceases to be a clearing agency registered under the Exchange Act, at a time when the Depository is required to be so registered in order to act as Depository, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository.

                  (f) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d)(iv) and (v) shall, except as otherwise provided by paragraph (c) of Section 2.6, bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(c).

                  (g) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  SECTION 2.2. Execution and Authentication. An Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

                  At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Securities for original issue in an aggregate principal amount of $115.0 million and (2) Exchange Securities for issue only in a Registered Exchange Offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Securities of an equal principal amount, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "Company Order"). Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $115.0 million except as provided in Section 2.9.

                  The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate

Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

                  In case the Company or any Note Guarantor (if any), pursuant to Article 5, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Note Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to
Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

                  SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically incorporated

Wholly-Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

                  The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Securities.

                  SECTION 2.4. Paying Agent To Hold Money in Trust. By at least 10:00 a.m (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

                  SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.6.  Transfer and Exchange.

                  (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date"):

                         (1) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                         (2) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an institutional accredited investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                         (3) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

                  (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

                         (1) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                         (2) a transfer of a Regulation S Note or a beneficial interest therein to an institutional accredited investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                         (3) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

                  After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring certification set forth in Section 2.8 or any additional certification.

                  (c) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, the Registrar shall deliver only Securities that bear such Restricted Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this
Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  (e) Obligations with Respect to Transfers and Exchanges of Securities.

                  (1) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this
         Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                  (2) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer).

                  (3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an interest payment date and ending on such interest payment date.

                  (4) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (5) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (f) No Obligation of the Trustee. (1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.7. Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

                                                              [Date]

Day International Group, Inc.
130 West 2nd Street, Suite 1700
Dayton, Ohio 45402

Attention:

Dear Sirs:

                  This certificate is delivered to request a transfer of $ principal amount of the __% Senior Subordinated Notes due 2008 (the "Notes") of Day International Group, Inc. (the "Company").

                  Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                  Name: ___________________________________

                  Address: ________________________________

                  Taxpayer ID Number: _____________________

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional

"accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act ("Rule 144A"), (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                            TRANSFEREE:_____________________

                                            BY______________________________

                  SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

                                                            [Date]

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286

Attention:

                  Re:      Day International Group, Inc.
                           __% Senior Subordinated Notes due 2008
                          (the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (a) the offer of the Securities was not made to a person in the United States;

                  (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                  Very truly yours,

                  [Name of Transferor]


                  By:____________________________

------------------------------

           Authorized Signature                    Signature Medallion
Guaranteed

                  SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced, then, in the absence of notice to the Company, any Note Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay all amounts due and payable on such Security.

                  Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

                  Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Note Guarantor and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding in the event the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced or paid pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that such Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities maturing and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities will cease to be outstanding and interest on them will cease to accrue.

                  SECTION 2.11. Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

                  SECTION 2.12. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

                  SECTION 2.13. Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

                  Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special

         Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 10.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  SECTION 2.14. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 2.15. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.



                                    ARTICLE 3

                                   Redemption

                  SECTION 3.1. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer's Certificate from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 3.2. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers, in its sole discretion, fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly in writing of the Securities or portions of Securities to be redeemed.

                  SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

                  (8) the CUSIP number, if any, printed on the Securities being redeemed; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.5. Deposit of Redemption Price. On or prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation, and from and after such date (unless the Company defaults in making such redemption payment) interest on such Securities shall cease to accrue.

                  SECTION 3.6. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                  SECTION 3.7. Optional Redemption. (a) Except as set forth in this Section 3.7, the Securities may not be redeemed pursuant to this Section 3.7(a) at the option of the Company prior to March 15, 2003. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) if redeemed during the 12-month period beginning on or after March 15 of the years set forth below:

                                                                   Redemption
  Period                                                           Price
----------------                                                  --------------
 ...............................................................       2003
 ...............................................................    104.750%
 ...............................................................       2004
 ...............................................................    103.167%
 ...............................................................       2005
 ...............................................................    101.583%
 ...............................................................       2006 and thereafter
 ...............................................................    100.000%

                  (b) Notwithstanding the foregoing, at any time and from time to time prior to March 15, 2001, the Company may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of the Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 109.50% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 66 2/3% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

                  (c) At any time on or prior to March 15, 2003, the Securities may be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).


                                    ARTICLE 4

                                    Covenants

                  SECTION 4.1. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.2. SEC Reports. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file (if then permitted to do so) with the SEC and provide (whether or not so filed with the SEC) the Trustee and Securityholders and prospective Securityholders (upon request) with the annual reports and the information, documents and other reports, which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also will comply with the other provisions of TIA Section 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.3. Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company and the Note Guarantors may Incur Indebtedness if on the date of the Incurrence of such Indebtedness the Consolidated Coverage Ratio would be greater than 2.00:1.00.

                  (b) Notwithstanding Section 4.3(a), the Company and, where indicated, its Restricted Subsidiaries may Incur the following Indebtedness:

                  (i) Indebtedness of the Company Incurred pursuant to the Senior Secured Credit Facility in a maximum principal amount not to exceed at any time (A) an aggregate principal amount of $40.0 million under the Term Loan Facility less the aggregate amount of all scheduled repayments of principal, or mandatory prepayments of principal with Net Available Cash from Asset Dispositions, applied to permanently reduce the Indebtedness outstanding under the Term Loan Facility, plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, and (B) an aggregate principal amount outstanding at any time under the Revolving Credit Facility not to exceed $20.0 million less the amount of all mandatory prepayments of principal with Net Available Cash from Asset Dispositions, applied to permanently reduce the commitments under the Revolving Credit Facility, plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

                  (ii) Indebtedness of Foreign Subsidiaries for working capital purposes and any Guarantees in respect thereof, the aggregate principal amount of which Indebtedness outstanding at any time does not exceed, as to all such Foreign Subsidiaries, $15.0 million;

                  (iii) Indebtedness (A) of the Company to any Restricted Subsidiary and (B) of any Wholly Owned Subsidiary to the Company or any Restricted Subsidiary; provided, however, (x) in the case of clause
         (A), any such Indebtedness is subordinated to the Securities and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, an Incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                  (iv) Indebtedness represented by the Securities and the issuance of the Exchangeable Preferred Stock in the amount issued on the Issue Date, and any Indebtedness (other than the Indebtedness described in clause 4.3(b)(i), (ii) or (iii) above) outstanding on the date of the Indenture and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause 4.3(b)(iv) or
         Section 4.3(a) above (excluding the exchange of Exchangeable Preferred Stock for Exchange Debentures in accordance with the terms of the Certificate of Designation (as defined in the Purchase Agreement) for such Exchangeable Preferred Stock as in effect on the Issue Date;

                  (v) Indebtedness of the Company or any Restricted Subsidiary
         (A) to finance or refinance the deferred purchase price of newly acquired property of the Company and its Subsidiaries used in the ordinary course of business of the Company and its Subsidiaries (provided such purchase money financing is entered into within six months of the acquisition of such property), and any Refinancing Indebtedness with respect thereto, and (B) in the form of Capitalized Lease Obligations or Attributable Debt, and any Refinancing Indebtedness with respect thereto, in an aggregate amount (based on, in the case of clause (A), the remaining balance of the obligations therefor on the books of the Company and its Restricted Subsidiaries) not in excess, at any one time outstanding, of $10,0 million:

                  (vi) Indebtedness of the Company or any Restricted Subsidiary (which may comprise Bank Indebtedness) in an aggregate principal amount at any one time outstanding not in excess of $10.0 million;

                  (vii) Indebtedness represented by the Note Guarantees and Guarantees of Indebtedness Incurred pursuant to clause 4.3(b)(i) or
         (iii) above;

                  (viii) Guarantees (A) by any Note Guarantor of Senior Indebtedness, (B) by the Company or any Note Guarantor of Guarantor Senior Indebtedness or (C) by any Wholly Owned Subsidiary that is not a Note Guarantor of Indebtedness of any Wholly Owned Subsidiary that is not a Note Guarantor;

                  (ix) Indebtedness (A) arising by reason of any Lien created or permitted to exist by Section 4.11, including any Indebtedness of any Note Guarantor arising by reason of any Lien granted by such Person to secure Senior Indebtedness, or of the Company or any Note Guarantor arising by reason of any Lien granted by such Person to secure Guarantor Senior Indebtedness, or (B) of any Restricted Subsidiary that is not a Note Guarantor arising by reason of any Lien granted by such Person to secure Indebtedness of any Restricted Subsidiary that is not a Note Guarantor;

                  (x) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

                  (xi) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, or obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of assets, other than guarantees of Indebtedness incurred by any Person acquiring such assets for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum Indebtedness Incurred in connection with such disposition shall at no time exceed the gross proceeds being measured at the time received by the Company and its Restricted Subsidiary in connection with such disposition (which proceeds would include assumed Indebtedness of the Company or any Restricted Subsidiary and, with respect to any other non-cash proceeds of any such disposition, the fair market value at the time of receipt of such proceeds and without giving effect to any subsequent changes in value);

                  (xii) Indebtedness in respect of (A) commercial letters of credit, or other letters of credit or other similar instruments or obligations, issued in connection with liabilities incurred in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business;

                  (xiii) Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into for bona fide hedging purposes and are in the ordinary course of business;

                  (xiv) Indebtedness (A) of the Company consisting of Guarantees of up to an aggregate principal amount of $500,000 of borrowings by Management Investors in connection with the purchase of Capital Stock of the Company by such Management Investors or (B) of the Company or any Restricted Subsidiary consisting of guarantees in respect of loans or advances made to officers or employees of the Company or any Restricted Subsidiary, or guarantees otherwise made on their behalf,
         (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time;

                  (xv) Indebtedness of any Restricted Subsidiary that is Indebtedness of another Person assumed by such Restricted Subsidiary in connection with its acquisition of assets from such Person (other than Indebtedness Incurred in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that at the time of such acquisition of assets the Company shall have been able to Incur at least an additional $1.00 of Indebtedness under Section 4.3(a) above after giving effect to such acquisition;

                  (xvi) Indebtedness of a Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (A) as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that on the date of any such acquisition the Company shall have been able to Incur at least $1.00 of Indebtedness under Section 4.3(a) above after giving effect to such acquisition;

                  (xvii) Exchangeable Preferred Stock issued as payment in kind dividends on the Exchangeable Preferred Stock outstanding on the Issue Date or issued subsequent to the Issue Date as dividends permitted pursuant to this Section 4.3(b)(xvii), to the extent such dividends are made pursuant to the terms of the Certificate of Designation for such Exchangeable Preferred Stock as in effect on the Issue Date, on any Preferred Stock issued in exchange for the Exchangeable

         Preferred Stock, or any dividends on such Preferred Stock to the extent such dividends are made pursuant to the terms of the Certificate of Designation of such Preferred Stock;

                  (xviii) Indebtedness of the Company in respect of Exchange Debentures issued as payment in kind interest on Exchange Debentures issued on the exchange of Exchangeable Preferred Stock, to the extent such interest payments are made pursuant to the terms of the Exchange Debenture Indenture; and

                  (xix) Indebtedness arising from the assumption of the obligations of GSD under the GSD Credit Facility; provided that the proceeds of the Offerings are applied to repay all amounts outstanding under the GSD Credit Facility.

                  (c) Notwithstanding the foregoing, the Company will not Incur any Indebtedness pursuant to any provision of Section 4.3(b) above that permits Refinancing Indebtedness in respect of Indebtedness constituting Subordinated Obligations, if the proceeds of such Refinancing Indebtedness are used, directly or indirectly, to refinance such Subordinated Obligations, unless such Refinancing Indebtedness will be subordinated to the Securities to at least the same extent as such Subordinated Obligations, provided that this subsection (c) shall not apply to Refinancing Indebtedness in respect of Indebtedness referred to in clause (xix) of the foregoing Section 4.3(b).

                  (d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness arising under any Guarantee, Lien or letter of credit supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in any clause of Section 4.3(b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

                  (e) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date of such calculation.

                  SECTION 4.4. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distribution is not a Wholly Owned Subsidiary, to its other shareholders on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption or other acquisition of Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company could not incur at least an additional $1.00 of Indebtedness under Section 4.3(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Company's Board of Directors whose determination shall be conclusive and evidenced by a resolution of the Company's Board of Directors) declared or made subsequent to the date of the Indenture would exceed the sum of:

                           (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from the end of the most recent fiscal quarter ending prior to the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);


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
                           (B) the aggregate Net Cash Proceeds received by the
                  Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary of the Company);

                           (C) the amount by which Indebtedness of the Company
                  is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property (other than Capital Stock), distributed by the Company upon such conversion or exchange), plus the amount of any cash or other property received by the Company or any Restricted Subsidiary upon such conversion or exchange;

                           (D) the amount equal to the net reduction in
                  Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

                           (E) in the case of disposition or repayment of any
                  Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount equal to the lesser of the return of capital or repayment with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment.

                  (b)  The provisions of Section 4.4(a) will not prohibit:

                  (i) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) or a substantially concurrent capital contribution to the Company; provided, however, that (A) such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or capital contribution shall be excluded in subsequent calculations under clause (B) of Section 4.4(a);

                  (ii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company that is permitted to be Incurred pursuant to Section 4.3; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

                  (iii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.6; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

                  (iv) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations upon a Change of Control to the extent required by the agreement governing such Subordinated Obligations but only if the Company shall have complied with Section 4.8 and purchased all Securities tendered pursuant to the offer to repurchase all the Securities required thereby, prior to purchasing or repaying such Subordinated Obligations; provided, however, that (A) the purchase price (stated as a percentage of principal amount or issue price plus accrued original issue discount, if less) of such Subordinated Obligations shall not be greater than the price (stated as a percentage of principal amount) of the Securities pursuant to any such offer to repurchase the Securities in the event of a Change of Control, and (B) any such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be included in subsequent calculations of the amount of Restricted Payments;

                  (v) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.4(a); provided, however, that such dividends shall be included in subsequent calculations of the amount of Restricted Payments;

                  (vi) a Restricted Payment to pay for the repurchase or other acquisition or retirement of Capital Stock or options, warrants or other rights in respect thereof, or payments by the Company to repurchase or otherwise acquire Capital Stock or options, warrants or other rights in respect thereof, in each case from Management Investors, such payments not to exceed an amount equal to $500,000 in any fiscal year and $2.5 million in the aggregate (plus the Net Cash Proceeds received by the Company since the Issue Date as a capital contribution from the sale to Management Investors of Capital Stock or options, warrants or other rights in respect thereof); provided, however, that such payments will be included in subsequent calculations of the amount of Restricted Payments;

                  (vii) payments by the Company or any Restricted Subsidiary (x) pursuant to the Management Agreements and (y) to G-IV, GSCP and SGCP and their respective Affiliates, not to exceed an amount necessary to permit each such Person, as the case may be, to (A) pay its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or under this Indenture or the Certificate of Designation or the Exchange Debenture indenture, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, to the extent such costs relate to the Company and its Subsidiaries, (B) make payments in respect of its indemnification obligations of such Persons owing to directors, officers, employees or other Persons under their charters or by-laws or pursuant to written agreements with any such Person, to the extent such payments relate to the Company and its Subsidiaries, (C) pay all reasonable out-of-pocket expenses incurred in connection with the Acquisition, the Consent Solicitation, the Offerings and related transactions, and (D) indemnify or reimburse, or pay on behalf of, such Persons any taxes, charges or assessments arising by reason of their ownership of Capital Stock of the Company and the GSD Liquidation, so long as the GSD Liquidation occurs promptly after the consummation of the Offerings; provided, however, that such payments will be excluded in subsequent calculations of the amount of Restricted Payments;

                  (viii) the payment by the Company of dividends on the common stock of the Company following an initial public offering of such common stock, in an amount not to exceed in any fiscal year 6% of the net proceeds received by the

         Company from such public offering; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

                  (ix)(a) the issuance by the Company of shares of Exchangeable Preferred Stock as dividends paid in kind on the Exchangeable Preferred Stock and (b) commencing March 15, 2003, the payment of cash dividends by the Company on the Exchangeable Preferred Stock or on any Preferred Stock issued in exchange for the Exchangeable Preferred Stock, or any dividends on any such Preferred Stock to the extent such dividends are made pursuant to the terms of the Certificate of Designation of such Preferred Stock, so long as the Company would be able to Incur, on a pro forma basis, an additional $1.00 of Indebtedness under Section 4.3(a) above; provided, however, that such cash dividends will be included in subsequent calculations of the amount of Restricted Payments; and

                  (x) the exchange of Exchangeable Preferred Stock for Exchange Debentures in accordance with the terms of the Exchangeable Preferred Stock contained as part of the Certificate of Designation for such Exchangeable Preferred Stock as in effect on the Issue Date; provided, however, that the Company may only effect such exchange so long as the Company would be able to Incur, on a pro forma basis, an additional $1.00 of Indebtedness under Section 4.3(a) above; provided further, however, that the principal amount of any such Exchange Debentures will be excluded in subsequent calculations of the amount of Restricted Payments;

provided, that in the case of clauses (vi) and (viii) no Default or Event of Default shall have occurred or be continuing at the time of such payment after giving effect thereto; provided, further, that the ongoing annual fees of up to $950,000 payable pursuant to the Management Agreements shall not be made if a Default or an Event of Default has occurred or is continuing at the time of such payment.

                  SECTION 4.5. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

                  (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture (including, without limitation, the Senior Secured Credit Facility and the 2005 Notes);

                  (2) any encumbrance or restriction with respect to a Restricted Subsidiary (x) pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company, or of another Person that is assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from, or merger or consolidation with, such Person (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, or such acquisition of assets, merger or consolidation) and outstanding on the date of such acquisition, merger or consolidation or (y) pursuant to any agreement (not relating to any Indebtedness) in existence when a Person becomes a Subsidiary of the Company or when such agreement is acquired by the Company or any Subsidiary thereof, that is not created in contemplation of such Person becoming such a Subsidiary or such acquisition (for purposes of this clause (2), if another Person is the Successor Company, any Subsidiary or agreement thereof shall be deemed acquired or assumed, as the case may be, by the Company when such Person becomes the Successor Company);

                  (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refinances or replaces, an agreement referred to in clause (1) or (2) of this Section 4.5 or this clause (3) (an "Initial Agreement") or contained in any amendment to an Initial Agreement; provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or amendment are no less favorable to the Holders of the Securities taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or amendment relates (as conclusively determined in good faith by the Board of Directors);

                  (4) any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture,
         (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; provided, however, that, in each case, such encumbrance or restriction relates to, and restricts dealings with, only the property or asset that is the subject of such encumbrance or restriction;

                  (5) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

                  (6) any encumbrance or restriction on the transfer of property or assets required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; and

                  (7) any encumbrance or restriction pursuant to an agreement relating to any foreign Indebtedness Incurred, or any sale of receivables, by a Foreign Subsidiary, provided that no such Indebtedness, in any one case, exceeds $10.0 million.

                  SECTION 4.6. Limitation on Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

                  (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $1.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration),

                  (ii) at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, which are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and

                  (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) as follows:

                           (A) first, either (x) to the extent the Company
                  elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Exchangeable Preferred Stock) of a Restricted Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the date of such Asset Disposition or (y) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition, or, if such reinvestment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete, so long as such project is completed within two years of the receipt of the Net Available Cash from such Asset Sale;

                           (B) second, to the extent of the balance of such Net
                  Available Cash after application in accordance with clause (A) (such balance, the "Excess Proceeds"), to make an offer to purchase Securities and (to the extent required by the terms thereof) any other Senior Subordinated Indebtedness, pursuant and subject to the conditions of the Indenture and the agreements governing such other Indebtedness, at a purchase price of 100% of the principal amount thereof (or accreted value, as applicable) plus accrued and unpaid interest to the purchase date; and

                           (C) third, to the extent of the balance of such Net
                  Available Cash after application in accordance with clauses
                  (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including the repayment of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available

Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $5.0 million. If the aggregate principal amount (or accreted value, as applicable) of Securities and Senior Subordinated Indebtedness validly tendered and not withdrawn in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between the Securities and such Senior Subordinated Indebtedness, with the portion of the Excess Proceeds payable in respect of the Securities to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities and the denominator of which is the sum of the outstanding principal amount of the Securities and the outstanding principal amount (or accreted value, as applicable) of the relevant Senior Subordinated Indebtedness, and (y) the aggregate principal amount of Securities validly tendered and not withdrawn.

                  For the purposes of this covenant, the following are deemed to be cash: (w) Cash Equivalents, (x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary is released from any Guarantee of such Indebtedness in connection with such Asset Disposition and (z) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to clause 4.6(a)(iii)(B) above, the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the remaining Net Available Cash will be available to the Company for use in accordance with clause 4.6(a)(iii)(B) above (to repay Senior Subordinated Indebtedness) or clause 4.6(a)(iii)(C) above. The Company shall not be required to make an Offer for Securities pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses 4.6(a)(iii)(A) above) is less than $5.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                  (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.6. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.6, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.6 by virtue thereof.

                  SECTION 4.7. Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that taken as a whole are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, are not in writing and have not been approved by a majority of the members of the Board of Directors having no material personal financial interest in such Affiliate Transaction, or in the event there are no such members, as to which the Company has not obtained a Fairness Opinion (as hereinafter defined). In addition, any transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $5.0 million will also require an opinion (a "Fairness Opinion") from an independent investment banking firm or appraiser, as appropriate, of national prominence, to the effect that the terms of such transaction taken as a whole are either (i) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate or (ii) fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

                  (b) The provisions of Section 4.7(a) shall not prohibit (i) any Restricted Payment permitted by Section 4.4, any Permitted Investment, or any other transaction specifically excluded from the definition of the term "Restricted Payment," (ii) the performance of the Company's or Restricted Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options or other securities, to employees, officers or directors in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and


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
the insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vi) loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary, or guarantees in respect thereof or otherwise made on their behalf (including any payments under such guarantees), (A) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, or (B) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time, (vii) guarantees of borrowings by Management Investors in connection with the purchase of Capital Stock of the Company by such Management Investors, which guarantees are permitted by Section 4.3, and payments thereunder, (viii) the assumption of GSD's obligations under the GSD Credit Facility, and the incurrence and payment of all fees and expenses payable in connection with the Acquisition, the Offerings and related transactions, (ix) any other transaction arising out of agreements in existence on the Issue Date, (x) execution, delivery and performance of the Management Agreements, including but not limited to the ongoing payment of fees to GSCP and SGCP of up to $950,000 per year plus reasonable out of pocket expenses, (xi) any commercial or other business transaction in the ordinary course of business with any Permitted Holder or any Affiliate thereof, on terms that taken as a whole are no less favorable to the Company and its Restricted Subsidiaries than those that could be obtained at the time in arm's-length dealings with a Person who is not an Affiliate of the Company, and (xii) any transaction between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity primarily engaged in a Related Business so long as such transaction is in the ordinary course of business and is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

                  SECTION 4.8. Change of Control. (a) Upon the occurrence of a Change of Control, each Securityholder shall have the right to require the Company to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.8 in the event that it has exercised its right to redeem all the Securities under Section 3.7 hereof.

                  In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.8(b) below but in any event within 30 days following any Change of Control (unless the Company has exercised its right to redeem all the Securities under Section
3.7 hereof), the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.8(b) below.

                  (b) Unless the Company has exercised its right to redeem all the Securities under Section 3.7 hereof, within 30 days following any Change of Control (or at the Company's option, prior to such Change of Control but after the public announcement thereof) (except as provided in the proviso to the first sentence of Section 4.8(a)), the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred or will occur and that such Holder has (or upon such occurrence will have) the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased and
(5) that if such offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control.

                  (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.8.

To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.8, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.8 by virtue thereof.

                  SECTION 4.9. Compliance Certificate; Notice of Default. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer's Certificate signed by the principal executive, principal financial or principal accounting officer of the Company complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (without regard to notice requirements or periods of grace) and further stating, as to each Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture, and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity and describe what actions, if any, the Company proposes to take with respect to such failure. The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default, their status and what action the Company is taking or proposes to take in respect thereof, within 30 days after the occurrence thereof.

                  SECTION 4.10.  [Intentionally omitted.]

                  SECTION 4.11. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness that is not Senior Indebtedness or Guarantor Senior Indebtedness (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the Securities or, in respect of Liens on any Restricted Subsidiary's property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Securities or any such Note Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

                  SECTION 4.12. Additional Note Guarantors. (a) If the Company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary that is a Significant Subsidiary, then the Company, the Trustee and such newly acquired or created Domestic Subsidiary shall execute and deliver a supplemental indenture evidencing such Note Guarantee and deliver an Opinion of Counsel, in accordance with the terms of this Indenture. The Company will also have the right to cause any Restricted Subsidiary so to become a Note Guarantor. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Such Note Guarantee may be substantially in the form of Exhibit C hereto or in such other form as may be reasonably satisfactory to the Trustee and the Company.

                  (b) Except as provided in the applicable Note Guarantee, no Note Guarantor may consolidate or merge with into (whether or not such Note Guarantor is the surviving Person) another Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than a Note Guarantor or the Company) assumes all the obligations of such Note Guarantor under the Note Guarantee and the Indenture pursuant to a supplemental indenture, in form reasonably satisfactory to the Trustee, and (ii) if such merger or consolidation is with a Person other than the Company or a Restricted Subsidiary, (x) immediately after such transaction, no Default or Event of Default exists and
(y) the Company will, at the time of such transaction after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.3(a).

                  SECTION 4.13. Limitation on the Sale or Issuance of Preferred Stock of Restricted Subsidiaries. The Company (i) will not, and will not permit any Restricted Subsidiary of the Company to transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary) and (ii) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than to management of such Restricted Subsidiary and, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary, unless (a) after any such transfer, conveyance, sale, lease, disposition or issuance, such Restricted Subsidiary continues to be a Restricted Subsidiary and (b) the net cash proceeds from such transfer, conveyance, sale, lease, disposition or issuance, are applied in accordance with Section 4.6; provided, however, that this provision shall not prohibit (x) the transfer, conveyance, sale, lease or other disposition of all of the Capital Stock of any Restricted Subsidiary or the retention of Preferred Stock which is not Disqualified Stock in connection with any such transfer, conveyance, sale, lease or other disposition, (y) the transfer, conveyance, sale, lease or other disposition of Preferred Stock of a Subsidiary in compliance with Section 4.6 and (z) the issuance or sale of any Preferred Stock of a Restricted Subsidiary if such issuance or sale would be in compliance with
Section 4.3.

                  SECTION 4.14. Limitation on Layering. The Company shall not Incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. No Note Guarantor shall Incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to any Guarantor Senior Indebtedness of such Note Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Note Guarantor or is contractually subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of such Note Guarantor. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.


                                    ARTICLE 5

                                Successor Company

                  SECTION 5.1. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                         (i) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under Section 4.3(a); (iv) each Note Guarantor (other than any party to any such merger) shall have delivered a written instrument in form and substance reasonably satisfactory to the Trustee confirming its Note Guarantee; and (v) the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture, provided that (x) in giving such opinion such counsel may rely on such officer's certificate as to any matters of fact (including without limitation as to compliance with the foregoing clauses (ii) and (iii)), and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this Section 5.1. Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 4.3.

                  The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Agreement, except that, in the case of a conveyance, transfer or lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Securities.

                  Notwithstanding Section 5.1(ii) and (iii), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits.



                                    ARTICLE 6

                              Defaults and Remedies

                  SECTION 6.1. Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest on any Security when the same becomes due and such default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal of any Security when the same becomes due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10;

                  (3) the Company fails to comply with Section 5.1;

                  (4) the Company fails to comply with Section 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.11, 4.12, 4.13 or 4.14 (other than a failure to purchase Securities when required under Section 4.6 or 4.8) and such failure continues for 30 days after the notice specified below;

                  (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) any Note Guarantor fails to comply with its obligations under any Note Guarantee to which such Note Guarantor is a party, after any applicable grace period;

                  (7) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent at the time;

                  (8) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (as defined below):

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property;

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (9) any judgment or decree for the payment of money (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $5.0 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary that is not discharged, or bonded or insured by a third Person and either (A) an enforcement proceeding has been commenced upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

                  (10) any Note Guarantee by a Note Guarantor which is a Significant Subsidiary shall cease to be in full force and effect (except as contemplated by the terms thereof or of this Indenture) or any such Note Guarantor shall deny or disaffirm its obligations in writing under this Indenture or any Note Guarantee and such Default continues for 10 days after the notice specified below.

                  The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4) or (5) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any Event of Default under clause (6) above and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9) above, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least a majority in principal amount of the outstanding Securities by notice to the Company and the Trustee,


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
may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.6. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium (if any) and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.7.

                  SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents and take such other actions, including participating as a member, voting or otherwise, of any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary or Note Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.7;

                  SECOND: to holders of Senior Indebtedness to the extent required by Article 10;

                  THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  FOURTH: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Company, a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.



                                    ARTICLE 7

                                     Trustee

                  SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.2. Rights of Trustee. Subject to Section 7.1: (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

                  (c) The Trustee may act through its attorneys or agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, during reasonable business hours and subject to executing a confidentiality undertaking in customary form with respect to confidential and/or proprietary information of the Company; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.

                  (g) The Trustee shall not be deemed to have knowledge of any default or fact the occurrence of which requires the Trustee to take any action (other than a payment default hereunder) unless a Trust Officer actually knows of such default or fact.

                  (h) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

                  (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.


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
                  (j) Upon request of the Trustee, the Company shall make reasonable efforts to execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purpose of this Indenture. The parties hereto agree that the purpose of this provision shall be for administrative purposes only.

                  SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.5. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or premium (if any) or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each March 15 beginning with the March 15 following the date of this Indenture (and in any event prior to May 15 in each year), but only upon the occurrence within the previous 12 months of any events specified in TIA
Section 313(a), the Trustee shall mail to each Securityholder a brief report dated as of March 15 that complies with TIA Section 313(a). The Trustee shall also comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.


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
                  SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee, Paying Agent and Registrar from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee, Paying Agent, Registrar, and each of their officers, directors, agents and employees (each in their respective capacities), for and hold each of them harmless against any and all loss, demand, claim, liability or expense (including reasonable attorneys' fees and expenses) incurred by them without negligence or bad faith on their part in connection with the acceptance or administration of this trust and the performance of their duties hereunder. The Trustee, Paying Agent and Registrar shall notify the Company of any claim for which they may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder except to the extent the Company shall have been adversely affected thereby. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through any indemnified party's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture or the resignation or removal of the Trustee. When the Trustee, Paying Agent or Registrar incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the consent of the Company, which shall not be unreasonably withheld. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the outstanding Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.


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
                  Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                  SECTION 7.12. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

                  SECTION 8.1. Discharge of Liability on Securities; Defeasance.
(a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or
(ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.9), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.2 (subject to any requirement of the TIA), 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.11,
4.12, 4.13, 4.14, 5.1 (iii) and the operation of Sections 6.1(4), 6.1(6), 6.1(7)
(with respect to Subsidiaries of the Company only), 6.1(8) (with respect to Subsidiaries of the Company only) and 6.1(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4), 6.1(6), 6.1(7), 6.1(8) (but only with respect to certain bankruptcy events of a Significant Subsidiary), 6.1(9) or 6.1(10) or because of the failure of the Company to comply with (iii) of Section 5.1. If the Company exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be automatically and unconditionally released and discharged from all of its obligations under its Note Guarantee.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.4, 8.5 and 8.6 shall survive until the
Securities have been paid in full. Thereafter, Sections 7.7, 8.4 and 8.5 shall survive.

                  SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 90 days pass after the deposit is made and during the 90-day period no Default specified in Section 6.1(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a material default under any other material agreement binding on the Company and is not prohibited by Article 10;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that all conditions precedent under this Section 8.2 to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with; provided that in giving such opinion such counsel may rely on such Officer's Certificate as to any matters of fact (including without limitation as to compliance with the foregoing clauses (1),
         (2), (3) and (4)).

                  Either defeasance option may be exercised to any redemption date or to the maturity date for the Securities. Before or after a deposit, the Company may make arrangements reasonably satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

                  SECTION 8.4. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general unsecured creditors and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease.

                  SECTION 8.5. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any tax, fee or other charge that by law is for the account of the Securityholders.

                  SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                   Amendments

                  SECTION 9.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5, or otherwise to provide for the assumption by a successor of the obligations of the Company under the Indenture;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to provide that any Indebtedness that becomes or will become an obligation of the Successor Company pursuant to a transaction governed by the provisions of Article 5 (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness for the purposes of this Indenture;

                  (5) to add Guarantees with respect to the Securities;

                  (6) to secure the Securities;

                  (7) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (8) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

                  (9) to make any change that does not adversely affect the rights of any Securityholder.

                  An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.2. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the consent of, and compliance with any provision of this Indenture or the Securities may be waived by, the Holders of at least a majority in principal amount of the outstanding Securities. However, without the consent of each Securityholder affected, an amendment may not:

                  (1) reduce the principal amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any change in Article 10 that adversely affects the rights of any Securityholder;

                  (7) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

                  (8) release any Note Guarantor from any of its obligations under its Note Guarantee or the Indenture (other than in accordance with the terms of the Note Guarantee or the Indenture), or amend the provisions of the Indenture relating to the release of Note Guarantors (other than any releases pursuant to the terms of the Note Guarantee of the Indenture); or

                  (9) make any change to this Section.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.4. Effect of Amendment; Revocation and Effect of Consents and Waivers. Upon the execution of any amendment under this Article 9, this Indenture shall be modified in accordance therewith, and such amendment shall form a part of this Indenture for all purposes. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the instrument providing for the amendment or waiver is signed by the parties thereto. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date.

                  SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of any amendment or waiver.

                  SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel each to the effect that such amendment is authorized or permitted by this Indenture and complies with the provisions hereof (including Section 9.3); provided that in giving such opinion such counsel may rely on such Officer's Certificate as to any matters of fact.

                  SECTION 9.7. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame, and subject to the terms and conditions, set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                  Subordination

                  SECTION 10.1. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full (when due) of all existing and future Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank pari passu with all existing and future Senior Subordinated Indebtedness of the Company and will be senior in right of payment to all existing and future Subordinated Obligations of the Company. The Securities shall also be subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full (when due) of all existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. For purposes of these subordination provisions, the Indebtedness evidenced by the Securities is deemed to include the liquidated damages payable pursuant to the provisions set forth in the Securities and the Exchange and Registration Rights Agreement. All provisions of this Article 10 shall be subject to Section 10.12.

                  SECTION 10.2. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

                  (2) until the Senior Indebtedness is paid in full, any payment or distribution to which Securityholders would be entitled but for this
         Article 10 shall be made to holders of Senior Indebtedness as their interests may appear.

                  SECTION 10.3. Default on Senior Indebtedness. The Company may not pay the principal of, or premium (if any) or interest on the Securities or make any deposit pursuant to Section 8.1 and may not purchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Indebtedness is not paid when due in cash or Cash Equivalents or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case,
(x) the default has been cured or waived and any such acceleration has been rescinded in writing or (y) such Senior Indebtedness has been paid in full in cash or Cash Equivalents; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events in clause (i) or (ii) of this sentence has occurred and is continuing. In addition, during the continuance of any default (other than a default described in clause
(i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because such Designated Senior Indebtedness has been discharged or repaid in full or
(iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than Bank Indebtedness), the Representative of Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

                  SECTION 10.4. Acceleration a Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Securities until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article 10 otherwise permits payment at that time.

                  SECTION 10.5. When a Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of the provisions of
Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

                  SECTION 10.6. Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article 10 to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

                  SECTION 10.7. Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness prior to the Subordination Termination Date. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

                  SECTION 10.8. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

                  SECTION 10.9. Rights of Trustee and Paying Agent. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness. Notwithstanding Section 10.3, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                  SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

                  SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

                  SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

                  SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 10 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                  SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                  SECTION 10.17. Trustee's Compensation Not Prejudiced. Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.



                                   ARTICLE 11

                                    Guarantee

                  SECTION 11.1. Guarantee. Day hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Securities (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of principal of and interest on the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Day further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this
Article 11 notwithstanding any extension or renewal of any Obligation.

                  To the extent permitted by applicable law, (i) Day waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment, (ii) Day waives notice of any default under the

Securities or the Obligations and (iii) the obligations of Day hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; or (d) the failure of any Holder to exercise any right or remedy against any other Guarantor of the Obligations.

                  Day further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and, to the extent permitted by applicable law, waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

                  Except as otherwise provided herein or under applicable law, the obligations of Day hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the obligations of Day herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Day or would otherwise operate as a discharge of Day as a matter of law or equity.

                  Day further agrees that, subject to Section 11.2(b) hereof, its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against Day by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, Day hereby promises to and will, upon receipt of written demand by the Trustee or the Holders of a majority in principal amount of the then outstanding Securities (the "Majority Securityholders"), forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of
(i) the unpaid principal amount of such Obligations then due and owing, (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders then due and owing.

                  Day agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guarantied hereby until payment in full of all Obligations. Day further agrees (to the extent permitted by applicable law) that, as between Day, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guarantied hereby may be accelerated for the purposes of Day's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guarantied hereby, and (y) in the event of any declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by Day for the purposes of this Section.

                  Day also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

                  SECTION 11.2. Limitation on Liability; Termination, Release and Discharge. (a) Any term or provision of this Guarantee to the contrary notwithstanding, the maximum aggregate amount of the Obligations guarantied hereunder by Day shall not exceed the maximum amount that can be hereby guarantied without rendering this Guarantee, as it relates to Day, voidable under applicable law, including without limitation applicable law relating to fraudulent conveyance or fraudulent transfer or affecting the rights or remedies of creditors generally.

                  (b) This Guarantee shall terminate and be of no further force or effect, and Day shall automatically and unconditionally be released and discharged from all liabilities and obligations in respect hereof, upon (w) payment in full of the principal amount of all outstanding Securities (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other monetary Obligations then due and owing, (x) the merger or consolidation of Day with and into the Company or another Note Guarantor that is the surviving Person in such merger or consolidation, or (y) the exercise by the Company of its legal defeasance option or its covenant defeasance option, or (z) the sale or other transfer (i) by Day of all or substantially all of its assets or (ii) by the Company or a Restricted Subsidiary of all of the capital stock or other equity interests in Day held by the Company or such Restricted

Subsidiary, to a Person that is not an Affiliate of the Company; provided, however, that, in the case of this clause (z), (1) any such sale or transfer is made in accordance with the terms of this Indenture (including Section 4.6 hereof), and (2) all obligations of Day under, and all of its guarantees of, and all of its pledges of assets or other security interests which secure, any Bank Indebtedness of the Company shall also terminate upon such release, sale or transfer (other than with respect to any such Indebtedness that is assumed by any Person that is not an Affiliate of the Company). Upon notice to the Trustee that any such payment, merger, consolidation, exercise, sale or transfer has occurred or is occurring, the Trustee shall execute all agreements and instruments confirming and acknowledging such termination, release and discharge as may be reasonably requested by Day.

                  SECTION 11.3. Subordination. Day agrees, and each Securityholder by accepting a Security agrees, that (a) the obligations of Day under this Guarantee are subordinated in right of payment to the prior payment in full (when due) of all existing and future Guarantor Senior Indebtedness of Day, including without limitation any Guarantee by Day of the Bank Indebtedness or of any Senior Indebtedness of the Company or of any Guarantor Senior Indebtedness of any other Note Guarantor, to the extent and in the matter provided in Article 10 hereof (as if Day were the Company for purposes of such Article 10 and all defined terms used therein, and the Guarantor Senior Indebtedness of the Guarantor were Senior Indebtedness), and Day is made subject to such provisions, and (b) such subordination is for the benefit of and enforceable by the holders of Guarantor Senior Indebtedness of Day.


                                   ARTICLE 12

                                  Miscellaneous

                  SECTION 12.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 12.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company:

                  Day International Group, Inc.
                  130 West 2nd Street, Suite 1700
                  Dayton, Ohio 45402

                  Attention of:  David B. Freimuth


                  with a copy to:

                  Greenwich Street Capital Partners
                  388 Greenwich St., 36th Floor
                  New York, New York  10013

                  Attention of:  Alfred C. Eckert III

                  and:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022

                  Attention of:  Andrew L. Sommer, Esq.


                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, New York  10286

                  Attention of:  Corporate Trust Trustee Administration

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  All notices and communications shall be deemed to be duly given: at the time delivered, if personally delivered, or five Business Days after being deposited into the mail, if mailed. All notices may be waived by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice for all purposes of this Indenture. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 12.3. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and their agents shall have the protection of TIA Section 312(c).

                  SECTION 12.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee to the effect that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that, in the opinion of such counsel, all such conditions precedent have been complied with, provided that in giving such opinion such counsel may rely on any Officer's Certificate or certificate of a public official as to any matters of fact; and

provided, further, that, in the case of any such application or request as to which the furnishing of any Officer's Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  SECTION 12.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement to the effect that the individual or counsel making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement to the effect that, in the opinion of such individual or counsel, such individual or counsel has made such examination or investigation as is necessary to enable such individual or counsel to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual or counsel, such covenant or condition has been complied with;

provided that an Opinion of Counsel can rely as to matters of fact on an Officer's Certificate or certificates of public officials.

                  SECTION 12.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 12.7. Acts of Holders; Rules by Trustee, Paying Agent and Registrar. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee may make reasonable rules for action by or a meeting of Securityholders not inconsistent with the foregoing. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 12.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which commercial banking institutions (including, without limitation, the Federal Reserve System) are authorized or required by law to close in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 12.9. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                  SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or a Note Guarantor shall not have any liability for any obligations of the Company or any Note Guarantor under the Securities, this Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 12.14. Separability. In case any provision of this Indenture, the Securities or the Note Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 12.15. Benefits of Indenture. Nothing in this Indenture, the Securities or any Note Guarantee, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.



                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                            DAY INTERNATIONAL GROUP, INC.


                                            By:

                                            Name:
                                            Title:

                                            DAY INTERNATIONAL, INC.


                                            By:

                                            Name:
                                            Title:

                                            THE BANK OF NEW YORK, as Trustee


                                            By:

                                            Name:
                                            Title:

                                                                       EXHIBIT A


                       [FORM OF FACE OF INITIAL SECURITY]

                    [Applicable Restricted Securities Legend]
                       [Depository Legend, if applicable]

                    9 1/2% SENIOR SUBORDINATED NOTE DUE 2008

                                                               CUSIP No.________
                                                                        $[     ]

                  Day International Group, Inc., a Delaware corporation, promises to pay to [ ], or registered assigns, the principal sum of $[ ] on March 15, 2008.

                  Interest Payment Dates:   each March 15 and September 15.

                  Record Dates:             each March 1 and September 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

                                                  DAY INTERNATIONAL GROUP, INC.

                                                  by




Dated:  March 18, 1998


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

THE BANK OF NEW YORK

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture

  by
                             ,
      Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                    9 1/2% Senior Subordinated Note due 2008

1.       Interest

                  Day International Group, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will use its best efforts to have the Exchange Offer Registration Statement and, if applicable, a Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to 60 days after the Issue Date; (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 150 days after the Issue Date; (iii) the Exchange Offer is not consummated on or prior to 165 days after the Issue Date;
(iv) the Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission's staff is not filed with the Commission within 60 days after the publication of the change in law or interpretation or (v) the Shelf Registration Statement is filed and declared effective within 150 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional or amended Registration Statement filed and declared effective (each such event referred to in clauses (i) through (v), a "Registration Default"), then as liquidated damages, (x) the interest rate borne by the Transfer Restricted Securities (as defined below), with respect to the first 90-day period immediately following the occurrence of any Registration Default will increase by an amount equal to $.05 per week per $1,000 aggregate principal amount of Transfer Restricted Securities held by such Holder and (y) the interest rate borne by the Transfer Restricted Securities will increase by an additional $.05 per week per $1,000 aggregate principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults shall have been cured, up to a maximum increase in the interest rate of $.30 per week per $1,000 aggregate principal amount of Transfer Restricted Securities held by such Holder. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. "Transfer Restricted Securities" means each Security or Exchange Security until (i) the date on which such Security or Exchange Security has been exchanged for a freely transferrable Exchange Security in the Exchange Offer, (ii) the date on which such Security or Exchange Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Security or Exchange Security is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything to the contrary in this paragraph, the Company shall not be required to pay liquidated damages to the holder of Transfer Restricted Securities if such holder: (a) failed to comply with its obligations to make the representations in the second to last paragraph of Section 1 of the Registration Rights Agreement; or (b) failed to provide the information required to be provided by it, if any, pursuant to Section 4(m) of the Registration Rights Agreement. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages.


                  The Company will pay interest semiannually on March 15, and September 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 18, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may, at its option, pay principal and interest (i) by check payable in such money or (ii) by wire transfer of immediately available funds to such account as may be designated by a Holder at least 15 days prior to the relevant payment date and as specified in the books of the Registrar. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of March 18, 1998 (as amended or supplemented from time to time, "Indenture"), between the Company, Day International, Inc., and the Trustee. The terms of the Securities include those stated in the

Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $115.0 million aggregate principal amount at any one time outstanding (subject to Section 2.9 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the Company and its Restricted Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and Subsidiary Stock, investments by the Company, consolidations, mergers and transfers of all or substantially all of the Company's assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.       Optional Redemption

                  Except as set forth in the next two paragraphs, the Securities may not be redeemed pursuant to this paragraph 5 at the option of the Company prior to March 15, 2003. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on March 15 of the years set forth below:


                                                         Redemption
Period                                                     Price
--------------------                                     ------------
2003..................................................     104.750 %
2004..................................................     103.167 %
2005..................................................     101.583 %
2006 and thereafter...................................     100.000 %

                  Notwithstanding the foregoing, at any time and from time to time prior to March 15, 2001, the Company may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of the Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 109.5% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 66 2/3% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

                  At any time on or prior to March 15, 2003, the Securities may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture; provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this paragraph 7 in the event that it has exercised its option to redeem all of the Securities under paragraph 5.

8.       Subordination

                  The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes, subject to provisions for record dates with respect to payment of interest.

11.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Securities and
(ii) any default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to provide that any Indebtedness that becomes or will become an obligation of the Successor Company pursuant to Article 5 (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness for the purposes of the Indenture, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, or to make any other change that does not adversely affect the rights of any Securityholder.

14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) a default in any payment of interest on any Security when due, continued for 30 days, (ii) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by Article 10 of the Indenture, (iii) the failure by the Company to comply with its obligations under
Section 5.1 of the Indenture, (iv) the failure by the Company to comply for 30 days after notice with certain of its obligations under Article 4 of the Indenture (in each case, other than a failure to purchase Securities), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Securities or the Indenture, (vi) the failure by any Note Guarantor to comply with its obligations under any Note Guarantee to which such Note Guarantor is a party, after any applicable grace period, (vii) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision"), (viii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (ix) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $5.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision") or (x) the failure of any Note Guarantee by a Note Guarantor which is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any such Note Guarantor of its obligations under the Indenture or any Note Guarantee if such Default continues for 10 days. If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least a majority in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency, or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or a Note Guarantor shall not have any liability for any obligations of the Company or any Note Guarantor under the Securities, the Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.       Governing Law.

                  This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

           THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN
 REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                          DAY INTERNATIONAL GROUP, INC.
                         130 WEST 2ND STREET, SUITE 1700
                               DAYTON, OHIO 45402

                                 ASSIGNMENT FORM



To assign this Security, fill in the form below:

I or we assign and transfer this Security to


              _____________________________________________________
              (Print or type assignee's name, address and zip code)


              _____________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________________________


Date:____________________                   Your Signature:___________________

Signature Guarantee:______________________________
                    (Signature must be guaranteed)


Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

         1[ ]     acquired for the undersigned's own account, without transfer;
                  or

         2[ ]     transferred to the Company; or

         3[ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

         4[ ] transferred pursuant to an effective registration statement under the Securities Act; or

         5[ ] transferred pursuant to and in compliance with Regulation S under the Securities Act that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.8 of the Indenture); or

         6[ ]     transferred to an institutional "accredited investor"
                  (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

         7[ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.


                                            ------------------------------
                                            Signature
Signature Guarantee:

-------------------------                   ------------------------------
(Signature must be guaranteed)              Signature


---------------------------------------------------------------

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Exchange Act.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.




Dated:                       NOTICE:  To be executed by an executive officer

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE

                  Day International, Inc. hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Securities (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of principal of and interest on the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"), all in accordance with Article 11 of the Indenture and this Security.


                  Day agrees, and each Securityholder by accepting a Security agrees, that (a) the obligations of Day under this Guarantee are subordinated in right of payment to the prior payment in full (when due) of all existing and future Guarantor Senior Indebtedness of Day, including without limitation any Guarantee by Day of the Bank Indebtedness or of any Senior Indebtedness of the Company or of any Guarantor Senior Indebtedness of any other Note Guarantor, to the extent and in the matter provided in Article 10 of the Indenture (as if Day were the Company for purposes of such Article 10 and all defined terms used therein, and the Guarantor Senior Indebtedness of the Guarantor were Senior Indebtedness), and Day is made subject to such provisions, and (b) such subordination is for the benefit of and enforceable by the holders of Guarantor Senior Indebtedness of Day.


                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


                                    DAY INTERNATIONAL, INC.



                                    By: ________________________________________

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


                  The following increases or decreases in this Global Security have been made:



            Amount of decrease in         Amount of increase in         Principal Amount of this            Signature of authorized
Date of     Principal Amount of this      Principal Amount of this      Global Security following such      signatory of Trustee or
Exchange    Global Security               Global Security               decrease or increase                Securities Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                                      [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount: $

Date:                    Your Signature:
                                         (Sign exactly as your name appears
                                         on the other side of the Security)


Signature Guarantee:
                       (Signature must be guaranteed by a
                      participant in a recognized signature
                          guarantee medallion program)

                                                                       EXHIBIT B


                       [FORM OF FACE OF EXCHANGE SECURITY]

                       [Depository Legend, if applicable]

                          DAY INTERNATIONAL GROUP, INC.


              9 1/2% SENIOR SUBORDINATED NOTE DUE 2008, [SERIES A]
No.                                                            CUSIP No.________
                                                                      $[    ]


                  DAY INTERNATIONAL GROUP, INC., a Delaware corporation,
promises to pay to [     ], or registered assigns, the principal sum of $[     ]
on March 15, 2008.

                  Interest Payment Dates:        each March 15 and September 15.

                  Record Dates:                  each March 1 and September 1.

      Additional provisions of this Security are set forth on the other side of this Security.

                                            DAY INTERNATIONAL GROUP, INC.

                                            by

                                            ____________________________________

Dated:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

THE BANK OF NEW YORK,
  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture

  by
     ______________________________
          Authorized Signatory

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

              9 1/2% Senior Subordinated Note due 2008, [Series A]

1.       Interest

                  Day International Group, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 18, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may, at its option, pay principal and interest (i) by check payable in such money or (ii) by wire transfer of immediately available funds to such account as may be designated by the Holder at least 15 days prior to the relevant payment date and as specified in the books of the Registrar. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of March , 1998 (as amended or supplemented from time to time, "Indenture"), between the Company and the

Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $115.0 million aggregate principal amount at any one time outstanding (subject to Section 2.9 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the Company and its Restricted Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and Subsidiary Stock, investments by the Company, consolidations, mergers and transfers of all or substantially all of the Company's assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.       Optional Redemption

                  Except as set forth in the next two paragraphs, the Securities may not be redeemed pursuant to this paragraph 5 at the option of the Company prior to March 15, 2003. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on March 15 of the years set forth below:

Period                                                               Redemption
------                                                                 Price
                                                                     ----------
2003...........................................................       104.750 %

2004...........................................................       103.167 %

2005...........................................................       101.583 %

2006 and thereafter............................................       100.000 %

                  Notwithstanding the foregoing, at any time and from time to time prior to March 15, 2001, the Company may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of the Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 109.5% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 66 2/3% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

                  At any time on or prior to March 15, 2003, the Securities may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the

Indenture; provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this paragraph 7 in the event that it has exercised its option to redeem all of the Securities under paragraph 5.

8.       Subordination

                  The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes, subject to the provisions for record dates with respect to payment of interest.

11.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Securities and
(ii) any default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to provide that any Indebtedness that becomes or will become an obligation of the Successor Company pursuant to Article 5 of the Indenture (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness for the purposes of the Indenture or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) a default in any payment of interest on any Security when due, continued for 30 days, (ii) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by Article 10 of the Indenture, (iii) the failure by the Company to comply with its obligations under
Section 5.1 of the Indenture, (iv) the failure by the Company to comply for 30 days after notice with certain of its obligations under Article 4 of the Indenture (in each case, other than a failure to purchase Securities), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Securities or the Indenture, (vi) the failure by any Note Guarantor to comply with its obligations under any Note Guarantee to which such Note Guarantor is a party, after any applicable grace period, (vii) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision"), (viii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (ix) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $5.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision") or (x) the failure of any Note Guarantee by a Note Guarantor which is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any such Note Guarantor of its obligations under the Indenture or any Note Guarantee if such Default continues for 10 days. If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing , the Trustee or the Holders of at least a majority in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency, or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of the Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or a Note Guarantor shall not have any liability for any obligations of the Company or any Note Guarantor under the Securities, the Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.       Governing Law.

                  This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                          DAY INTERNATIONAL GROUP, INC.
                         130 WEST 2ND STREET, SUITE 1700
                               DAYTON, OHIO 45402

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:


I or we assign and transfer this Security to


         _______________________________________________________________________
             (Print or type assignee's name, address and zip code)


         _______________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.




Date: _______________  Your Signature ____________________

Signature Guarantee:  ____________________________________
(Signature must be guaranteed)



Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE

The undersigned Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Securities (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of principal of and interest on the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"), all in accordance with Article 11 of the Indenture and this Security.

The undersigned Guarantor agrees, and each Securityholder by accepting a Security agrees, that (a) the obligations of the Guarantor under this Guarantee are subordinated in right of payment to the prior payment in full (when due) of all existing and future Guarantor Senior Indebtedness of the Guarantor, including without limitation any Guarantee by the Guarantor of the Bank Indebtedness or of any Senior Indebtedness of the Company or of any Guarantor Senior Indebtedness of any other Note Guarantor, to the extent and in the matter provided in Article 10 of the Indenture (as if Day were the Company for purposes of such Article 10 and all defined terms used therein, and the Guarantor Senior Indebtedness of the Guarantor were Senior Indebtedness), and the Guarantor is made subject to such provisions, and (b) such subordination is for the benefit of and enforceable by the holders of Guarantor Senior Indebtedness of the Guarantor.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


                                    [GUARANTOR]



                                    By: ________________________________________

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


The following increases or decreases in this Global Security have been made:

                      [TO BE ATTACHED TO GLOBAL SECURITIES]


               Amount of decrease in        Amount of increase in       Principal Amount of this          Signature of authorized
Date of        Principal Amount of this     Principal Amount of this    Global Security following such    signatory of Trustee or
Exchange       Global Security              Global Security             decrease or increase              Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to
Section 4.6 or 4.8 of the Indenture, check the box:

/ /

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount: $

Date:

Your Signature:  _______________________________________________
(Sign exactly as your name appears
on the other side of the Security)


Signature Guarantee:  __________________________________________
                         (Signature must be guaranteed by a
                         participant in a recognized signature
                         guarantee medallion program)

                                                                       EXHIBIT C


                         FORM OF SUPPLEMENTAL INDENTURE

                  This Supplemental Indenture, dated as of [__________] (this "Supplemental Indenture" or "Guarantee"), among [name of Note Guarantor] (the "Guarantor"), [Company] (together with its successors and assigns, the "Company"), [each other then existing Note Guarantor under the Indenture referred to below,] and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee") under the Indenture referred to below.


                              W I T N E S S E T H:

                  WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of March 18, 1998 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $115.0 million of 9 1/2% Senior Subordinated Notes due 2008 of the Company (the "Securities");

                  WHEREAS, Section 4.12 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Note Guarantee on the terms and conditions set forth herein; and

                  WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company[, the other Note Guarantors] and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.1 Defined Terms. As used in this Guarantee, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                                    Guarantee

                  SECTION 2.1 Guarantee. The Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Securities (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of principal of and interest on the Securities and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article II notwithstanding any extension or renewal of any Obligation.

                  To the extent permitted by applicable law, (i) the Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment (ii), the Guarantor waives notice of any default under the Securities or the Obligations and (iii) the obligations of the Guarantor hereunder shall not be affected by
(a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; or
(d) the failure of any Holder to exercise any right or remedy against any other Guarantor of the Obligations.

                  The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and, to the extent permitted by applicable law, waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

                  Except as otherwise provided herein or under applicable law, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

                  The Guarantor further agrees that, subject to Section 2.2(b) hereof, its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee or the Holders of a majority in principal amount of the then outstanding Securities (the "Majority Securityholders"), forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid principal amount of such Obligations then due and owing, (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders then due and owing.

                  The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guarantied hereby until payment in full of all Obligations. The Guarantor further agrees (to the extent permitted by applicable law) that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guarantied hereby may be accelerated for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guarantied hereby, and (y) in the event of any declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

                  The Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

                  SECTION 2.2 Limitation on Liability; Termination, Release and Discharge. (a) Any term or provision of this Guarantee to the contrary notwithstanding, the maximum aggregate amount of the Obligations guarantied hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guarantied without rendering this Guarantee, as it relates to such Guarantor, voidable under applicable law, including without limitation applicable law relating to fraudulent conveyance or fraudulent transfer or affecting the rights or remedies of creditors generally.

                  (b) This Guarantee shall terminate and be of no further force or effect, and the Guarantor shall automatically and unconditionally be released and discharged from all liabilities and obligations in respect hereof, upon (w) payment in full of the principal amount of all outstanding Securities (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other monetary Obligations then due and owing, (x) the merger or consolidation of the Guarantor with and into the Company or another Note Guarantor that is the surviving Person in such merger or consolidation, or
(y) the exercise by the Company of its legal defeasance option or its covenant defeasance option, or (z) the sale or other transfer (i) by the Guarantor of all or substantially all of its assets or (ii) by the Company or a Restricted Subsidiary of all of the capital stock or other equity interests in the Guarantor held by the Company or such Restricted Subsidiary, to a Person that is not an Affiliate of the Company; provided, however, that, in the case of this clause (z), (1) any such sale or transfer is made in accordance with the terms of the Indenture (including Section 4.6 thereof), and (2) all obligations of the Guarantor under, and all of its guarantees of, and all of its pledges of assets or other security interests which secure, any Bank Indebtedness of the Company shall also terminate upon such release, sale or transfer (other than with respect to any such Indebtedness that is assumed by any Person that is not an Affiliate of the Company). Upon notice to the Trustee that any such payment, merger, consolidation, exercise, sale or transfer has occurred or is occurring, the Trustee shall execute all agreements and instruments confirming and acknowledging such termination, release and discharge as may be reasonably requested by the Guarantor, and the Trustee shall return the original Guarantee to the Guarantor.

                                   ARTICLE III

                                  Subordination

                  SECTION 3.1 Subordination. The Guarantor agrees, and each Securityholder by accepting a Security agrees, that (a) the obligations of the Guarantor under this Guarantee are subordinated in right of payment to the prior payment in full (when due) of all existing and future Guarantor Senior Indebtedness of the Guarantor, including without limitation any Guarantee by the Guarantor of the Bank Indebtedness or of any Senior Indebtedness of the Company or of any Guarantor Senior Indebtedness of any other Note Guarantor, to the extent and in the matter provided in Article 10 of the Indenture (as if the Guarantor were the Company for purposes of such Article 10 and all defined terms used therein, and the Guarantor Senior Indebtedness of the Guarantor were Senior Indebtedness), and this Guarantor is made subject to such provisions (which are hereby incorporated herein by reference), and (b) such subordination is for the benefit of and enforceable by the holders of Guarantor Senior Indebtedness of the Guarantor.

                                   ARTICLE IV

                                  Miscellaneous

                  SECTION 4.1 Notices. All notices and other communications pertaining to this Guarantee or any Security shall be in writing and shall be deemed to have been duly given upon the receipt thereof. Such notices shall be delivered by hand, or mailed, certified or registered mail with postage prepaid
(a) if to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company, and (b) if to the Holders or the Trustee, as provided in the Indenture. The Guarantor by notice to the Trustee may designate additional or different addresses for subsequent notices to or communications with the Guarantor.

                  SECTION 4.2 Parties. Nothing expressed or mentioned in this Guarantee is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee and the holders of any Guarantor Senior Indebtedness, any legal or equitable right, remedy or claim under or in respect of this Guarantee or any provision herein contained.

                  SECTION 4.3 Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                  SECTION 4.4 Severability Clause. In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining


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
provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

                  SECTION 4.5 Waivers and Remedies. Neither a failure nor a delay on the part of the Holders or the Trustee in exercising any right, power or privilege under this Guarantee shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holders and the Trustee herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Guarantee or at law, in equity, by statute or otherwise.

                  SECTION 4.6 Successors and Assigns. Subject to Section 2.2(b) hereof, (a) this Guarantee shall be binding upon and inure to the benefit of the Guarantor, the Trustee, any other parties hereto, the Holders and their respective successors and assigns and (b) in the event of any transfer or assignment of rights by any Holder, the rights and privileges conferred upon that party in this Guarantee and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Guarantee and the Indenture.

                  SECTION 4.7 Modification, etc. Subject to the provisions of, and except as otherwise provided in, Article 9 of the Indenture (including without limitation Section 9.1 thereof), no modification, amendment or waiver of any provision of this Guarantee, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and consented to by the Majority Securityholders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given. No notice to or demand on the Guarantor in any case shall entitle such Guarantor or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 4.8 Entire Agreement. This Guarantee is intended by the parties to be a final expression of their agreement in respect of the subject matter contained herein and, together with the Indenture, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  SECTION 4.9 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

                  SECTION 4.10 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

                  SECTION 4.11 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                [NAME OF GUARANTOR],

                                By:

                                      __________________________________________
                                      Name:
                                      Title:
                                      Address:


                                [COMPANY]

                                By:

                                      __________________________________________
                                      Name:
                                      Title:


                                [Add signature block for any other existing Note Guarantor]


                                THE BANK OF NEW YORK, as Trustee

                                By:

                                      __________________________________________
                                       Name:
                                       Title: